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                                                                      Exhibit 99

                                                Contact:  Anita-Marie Hill
                                                          310-788-2850

For Immediate Release
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                           Einstein/Noah Bagel Corp.
                   Appoints Interim Chief Financial Officer

                             Manley Resigns as CFO

     Golden, Colorado - October 17, 2000 - Einstein/Noah Bagel Corp. today announced the appointment of Robert C. Ellis as interim Chief Financial Officer. Paula E. Manley resigned as Chief Financial Officer to become the Chief Financial Officer of Follett Higher Education Group in Oak Brook, Illinois.

     "Paula has been a key member of the senior management team and I will miss her leadership and presence. I appreciate the strong contribution she has made over the last several years and wish her and her family well," said Bob Hartnett, Chairman, Chief Executive Officer and President of ENBC.

     "Rob brings a wealth of experience in financial management, including a wide range of experience in assisting companies as they emerge from the reorganization process. We are extremely pleased to have Rob join our team at this pivotal time in the Company's development," added Hartnett.

     Ellis has served as an independent financial consultant and previously served with Deloitte and Touche Management Consulting.

     Currently, there are 458 ENBC retail bagel stores in 29 states and the District of Columbia operating under the Einstein Bros.(R) and Noah's New York Bagels(R) brand names. Einstein Bros. and Noah's stores are unique bagel cafes and
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bakeries featuring fresh-baked bagels, a variety of cream cheese spreads, specialty coffee drinks, soups, sandwiches and salads.

                                     # # #

Certain matters discussed in this press release may contain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors disclosed in the Company's reports filed with the Securities and Exchange Commission that may cause actual results, performance or achievements of the Company to differ from the results, performance or achievements expressed or implied by such forward-looking statements.



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